EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report on Form 10-Q of Henry Schein, Inc. (the “Company”) for the period ending June 25, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stanley M. Bergman, the Chairman and Chief Executive Officer of the Company, and I, Steven Paladino, Executive Vice President and Chief Financial Officer of the Company, do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief that:
(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stanley M. Bergman

Dated August 3, 2005	Stanley M. Bergman
Chairman and Chief Executive Officer

Dated August 3, 2005	/s/ Steven Paladino

Steven Paladino
Executive Vice President and
Chief Financial Officer
This certification accompanies each Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.